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Harborview 2004-1 Grp 4 - 10 yr Hybrids
Various Cutoff Dates, Dates rolled to 03/01/04

Total Current Balance:	102,811,946
Number Of Loans:	136

			Minimum	Maximum
Weighted Average Cltv:	57.46%		5.34	95.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
CLTV (%):	Mortgage Loans	the Cutoff Date	the Cutoff Date
5.34 - 10.00	3	1,855,000.00	1.80
10.01 - 15.00	4	1,884,889.15	1.83
15.01 - 20.00	1	1,000,000.00	0.97
20.01 - 25.00	2	899,955.83	0.88
25.01 - 30.00	8	5,413,399.34	5.27
30.01 - 35.00	7	6,889,191.65	6.70
35.01 - 40.00	9	7,567,881.15	7.36
40.01 - 45.00	5	4,732,653.33	4.60
45.01 - 50.00	6	7,686,498.18	7.48
50.01 - 55.00	4	2,764,475.00	2.69
55.01 - 60.00	6	2,856,990.54	2.78
60.01 - 65.00	12	10,924,331.64	10.63
65.01 - 70.00	19	19,657,573.78	19.12
70.01 - 75.00	14	10,721,297.54	10.43
75.01 - 80.00	24	13,686,488.60	13.31
80.01 - 85.00	2	696,031.69	0.68
85.01 - 90.00	5	2,282,163.43	2.22
90.01 - 95.00	5	1,293,124.77	1.26
Total	136	102,811,945.62	100.00